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                                                                   Exhibit 10.55



October 25, 1999

Andrew J. Schindler


         Re:  Amendment to Participation Agreement -
              R.J. Reynolds Supplemental Executive Retirement Plan

Dear Andy:

         You are a Participant in the R.J. Reynolds Supplemental Executive Retirement Plan, as modified by the Participation Agreement between you and the Company dated December 28, 1995 (the "Participation Agreement"). The Participation Agreement currently provides that "[i]n the event of a Change of Control (as defined in the RJR Nabisco Holdings Corp. Long Term Incentive Plan), your benefits will be funded in a Rabbi Trust." As a result of the spinoff of R.J. Reynolds Tobacco Holdings, Inc. from Nabisco Group Holdings Corp. on June 14, 1999, the definition of "Change of Control" should be amended to refer to a Change of Control of R.J. Reynolds Tobacco Holdings, Inc.

         Accordingly, the Participation Agreement hereby is amended by deleting the fourth paragraph in its entirety and inserting in its place the following language:

                  In the event of a Change of Control (as defined in the R.J. Reynolds Tobacco Holdings, Inc. 1999 Long Term Incentive
                  Plan), your benefit will be funded in a Rabbi Trust. At the earlier of (i) your normal Retirement Age or (ii) other Retirement Date, an annuity will be Purchased from the Rabbi Trust and delivered to you.

         Please indicate your agreement to the terms of this Amendment by signing this Amendment below and returning it to Bob Gordon. A copy will be provided to you.

                                  Very truly yours,


                                  R.J. REYNOLDS TOBACCO HOLDINGS, INC.



                                  By: /s/ Robert R. Gordon, Jr.
                                      ------------------------------------------
                                      Robert R. Gordon, Jr.
                                      Executive Vice President - Human Resources

Agreed as of this ____ day
of October, 1999.

   /s/ Andrew J. Schindler
---------------------------------
       Andrew J. Schindler